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                                                                      EXHIBIT 71

                        QUICKTURN DESIGN SYSTEMS, INC.
                             55 WEST TRIMBLE ROAD
                          SAN JOSE, CALIFORNIA 95131

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                        SPECIAL MEETING OF STOCKHOLDERS

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                      SECOND ADDENDUM TO PROXY STATEMENT
                                      BY
           THE BOARD OF DIRECTORS OF QUICKTURN DESIGN SYSTEMS, INC.
                    SOLICITING PROXIES IN OPPOSITION TO THE
     SOLICITATION OF PROXIES BY MENTOR GRAPHICS CORPORATION AND MGZ CORP.

                               ----------------

  This Second Addendum to Proxy Statement is furnished by the Board of Directors of Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's Common Stock, $0.001 par value, in connection with the Board's solicitation of proxies in opposition to the solicitation (the "Mentor solicitation") by Mentor Graphics Corporation, an Oregon corporation ("Mentor"), and MGZ Corp., a Delaware corporation and a wholly owned subsidiary of Mentor ("MGZ"), pursuant to a Proxy Statement of Mentor and MGZ dated September 11, 1998, to the extent valid, or any subsequent proxy statement of Mentor and/or MGZ (in either case, the "Mentor Proxy Statement"), of proxies to be used at a special meeting of stockholders of the Company called by Mentor and any adjournments and postponements thereof (the "Special Meeting").

  The Special Meeting will be held at 8:00 a.m., PST, on January 8, 1999 at the offices of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California. The phone number at that location is (650) 493-9300. The record date for the Special Meeting is November 10, 1998 (the "Record Date").

  This Second Addendum is first being sent or given on January 5, 1999 to all stockholders of record of the Company as of the Record Date. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Proxy Statement of the Board of Directors of Quickturn dated September 21, 1998 (the "September Proxy Statement").

  On January 4, 1999, the Company and Cadence Design Systems, Inc., a Delaware corporation ("Cadence") entered into an amendment to the Agreement and Plan of Merger dated as of December 8, 1998 between the Company, Cadence, and a wholly owned subsidiary of Cadence. Pursuant to such agreement, as amended, it is proposed that the Company will merge with a wholly-owned subsidiary of Cadence in a tax-free stock-for-stock transaction, and the stockholders of the Company will receive Cadence common stock with a value of $15.00 per share at the time of closing. All other terms of the agreement remain in full force and effect.

  For a further discussion of the proposed transaction between the Company and Cadence Design Systems, Inc., see the Company's various filings with the Securities and Exchange Commission, including Schedules 14D-9 and 14A.

  AS FURTHER DESCRIBED IN THE SEPTEMBER PROXY STATEMENT, THE QUICKTURN BOARD OF DIRECTORS HAS DETERMINED THAT THE MENTOR OFFER IS INADEQUATE AND NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS. THE BOARD OF DIRECTORS OPPOSES THE MENTOR PROPOSALS AND URGES YOU TO (A) SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TO VOTE AGAINST THE MENTOR PROPOSALS AND (B) DISCARD ANY GOLD STRIPED PROXY CARD SENT TO YOU BY MENTOR AND MGZ.


  WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A GOLD STRIPED PROXY CARD, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE, AND DELIVER THE ENCLOSED BLUE PROXY CARD AS PROMPTLY AS POSSIBLE, BY FAX OR BY MAIL (USING THE ENCLOSED ENVELOPE), TO MORROW & CO., INC., 445 PARK AVENUE, NEW YORK, NEW YORK, 10022,
FAX: (212) 754-8300.
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  IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED A GOLD STRIPED PROXY CARD TO
MENTOR AND MGZ, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. WHETHER OR NOT YOU SIGNED THE GOLD STRIPED PROXY CARD SENT TO YOU BY MENTOR AND MGZ, THIS BOARD OF DIRECTORS URGES YOU TO REJECT THE MENTOR PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD BY FAX OR IN THE POSTAGE-PAID ENVELOPE PROVIDED. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR PROXY IS IMPORTANT. PLEASE ACT TODAY.

  IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO REVOKE ANY GOLD STRIPED PROXY CARDS THAT MAY HAVE BEEN CAST AND TO EXECUTE AND RETURN A BLUE PROXY CARD ON YOUR BEHALF.

  If you have any questions concerning the Company's solicitation of BLUE Proxy Cards, or Mentor and MGZ's solicitation of gold striped proxy cards, please contact our information agent:

                              MORROW & CO., INC.

                                445 PARK AVENUE
                           NEW YORK, NEW YORK 10022

                                      OR

                        CALL TOLL-FREE: (800) 662-5200
                              FAX: (212) 754-8300

                                          By Order of the Board of Directors


                                          By: /s/ Keith R. Lobo
                                             __________________________________
                                             Keith R. Lobo
                                             President and Chief Executive
                                              Officer

San Jose, California
January 5, 1999